The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying index supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 27, 2026

Citigroup Global Markets Holdings Inc.	September , 2026 Medium-Term Senior Notes, Series N Pricing Supplement No. 2026-USNCH33886 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293732 and 333-293732-02

Market-Linked Securities Linked to the Citi Dynamic Asset Selector 5 Excess Return Index Due September 28, 2028

▪The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest. Instead, the securities offer the potential for a positive return at maturity based on the performance of the Index specified below from the initial index level to the final index level.

▪If the Index appreciates from the initial index level to the final index level, you will receive a positive return at maturity equal to that appreciation multiplied by the upside participation rate specified below. However, if the Index remains the same or depreciates, you will be repaid the stated principal amount of your securities at maturity but will not receive any return on your investment. The securities are designed for investors who are willing to forgo interest on the securities and accept the risk of not receiving any return on the securities in exchange for the possibility of a positive return at maturity based on the performance of the Index. Even if the Index appreciates from the initial index level to the final index level, so that you do receive a positive return at maturity, there is no assurance that your total return at maturity on the securities will compensate you for the effects of inflation or be as great as the yield you could have achieved on a conventional debt security of ours of comparable maturity.

▪In order to obtain the exposure to the Index that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Index:	The Citi Dynamic Asset Selector 5 Excess Return Index (ticker symbol: “CIISDA5N”)
Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	September 25, 2026
Issue date:	September 30, 2026. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	September 25, 2028, subject to postponement if such date is not an index business day
Maturity date:	September 28, 2028
Payment at maturity:	You will receive at maturity for each security you then hold, the stated principal amount plus the return amount, which will be either zero or positive
Return amount:

If the final index level is greater than the initial index level:

$1,000 × the index return × the upside participation rate

If the final index level is less than or equal to the initial index level:

$0

Initial index level:	, the closing level of the Index on the pricing date
Final index level:	The closing level of the Index on the valuation date
Upside participation rate:	175.00%
Index return:	(i) The final index level minus the initial index level, divided by (ii) the initial index level
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17334CTL8 / US17334CTL80
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(3)
Per security:	$1,000.00	$25.00	$975.00
Total:	$	$	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $899.00 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of up to $25.00 for each security sold in this offering. The total underwriting fee and proceeds to issuer in the table above give effect to the actual total underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) The per security proceeds to issuer indicated above represent the minimum per security proceeds to issuer for any security, assuming the maximum per security underwriting fee. As noted above, the underwriting fee is variable.

In addition, CGMI will pay to one or more electronic platform providers a fee of up to $2.00 for each security sold in this offering where related selected dealers and/or custodians implement or utilize such providers.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying index supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying index supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Index Supplement No. IS-02-06 dated February 25, 2026            Prospectus Supplement and Prospectus each dated February 25, 2026

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

Additional Information

This pricing supplement is intended to be read together with the accompanying index supplement, prospectus supplement and prospectus, which are available via the hyperlinks on the cover page of this pricing supplement. The accompanying index supplement, prospectus supplement and prospectus contain important information that is not included in this pricing supplement, including:

●a more detailed description of the Index, beginning on page IS-24 of the accompanying index supplement;

●more detailed risk factors relating to the Index, beginning on page IS-12 of the accompanying index supplement;

●the Index rules that govern the calculation of the Index, beginning on page IS-59 of the accompanying index supplement;

●general terms of the securities, including terms relating to the potential postponement of the determination of the final index level and the maturity date upon the occurrence of a market disruption event and terms specifying the consequences of the discontinuance of the Index, beginning on page IS-19 of the accompanying index supplement;

●considerations for certain employee benefit plans or investors that are investing with assets of such plans, beginning on page IS-41 of the accompanying index supplement; and

●descriptions of the constituents that are eligible for inclusion in the Index, beginning on page IS-51 of the accompanying index supplement.

Certain terms used but not defined in this pricing supplement are defined in the accompanying index supplement.

PS-2

Citigroup Global Markets Holdings Inc.

Summary Index Description

The Index is published by Citigroup Global Markets Limited (the “Index Administrator”), which is an affiliate of ours.  The Index tracks the hypothetical performance of a rules-based investment methodology that, on each Index Business Day, seeks to identify current U.S. equity market conditions as falling within one of four possible “Market Regimes” based on trend and volatility signals (the “Signals”).  Depending on the identified Market Regime, Index exposure is allocated to one of three possible hypothetical investment “Portfolios”, each consisting of varying degrees of exposure to the following two “Constituents”:

Asset Class	Constituent	Ticker	Underlying Futures Contract	Reference Asset	Market Sector
Equity futures	S&P 500 Futures Excess Return Index (the “U.S. Equity Futures Constituent”)	SPXFP<Index>	E-mini S&P 500 Futures	S&P 500® Index	U.S. large-cap equities
Fixed income futures	S&P 10-Year U.S. Treasury Note Futures Excess Return Index (the “U.S. Treasury Futures Constituent”)	SPUSTTP<Index>	10-Year U.S. Treasury Note Futures	10-Year U.S. Treasury Notes	U.S. 10-year treasuries

The U.S. Equity Futures Constituent tracks the performance of a hypothetical investment, rolled quarterly, in the nearest-to-expiration E-mini S&P 500 futures contract, which provides exposure to U.S. large-cap equities.  The U.S. Treasury Futures Constituent tracks the performance of a hypothetical investment, rolled quarterly, in the nearest-to-expiration 10-Year U.S. Treasury Note futures contract, which provides exposure to U.S. Treasury notes with a remaining maturity of at least 6.5 years and an original maturity not exceeding 10 years (all of which are referred to collectively as “10-Year U.S. Treasury Notes”).  Because each Constituent is a futures-based index, the performance of each Constituent is expected to reflect not only the performance of its underlying Reference Asset (as indicated in the table above), but also the implicit cost of a financed position in that Reference Asset, which will reduce the performance of each Constituent.  See “Descriptions of the Constituents” in the accompanying index supplement for more information.

The Index relies on backward-looking trend and volatility Signals to determine which Market Regime is currently in effect and, in turn, which Portfolio to track until there is a change in the Market Regime (the Portfolio tracked at any time being referred to as the “Selected Portfolio” at that time).  On each Index Business Day, the Index calculates:

●The trend of the performance of the U.S. Equity Futures Constituent over a look-back period of 21 Index Business Days, measured by the linear regression methodology described in the accompanying index supplement (the “Trend Signal”). The Trend Signal will be either “upward” or “downward”.

●The realized volatility of the U.S. Equity Futures Constituent over a look-back period of 63 Index Business Days (the “Volatility Signal”).

The following table indicates the Market Regime that will be identified for each possible combination of the Signals and, for each Market Regime, the corresponding Portfolio that will be selected as the Selected Portfolio to be tracked by the Index until there is a change in the Market Regime.

Signals	Market Regime	Selected Portfolio (consisting of the Constituents with the percentage weights indicated below)
⮚Trend Signal: Upward ⮚Volatility Signal: Less than or equal to 15%	Stable-Trending Up	Equity-Focused Portfolio ⮚U.S. Equity Futures Constituent: 66.66% ⮚U.S. Treasury Futures Constituent: 33.33%
⮚Trend Signal: Upward ⮚Volatility Signal: Greater than 15%	Unstable-Trending Up	Intermediate Portfolio ⮚U.S. Equity Futures Constituent: 33.33% ⮚U.S. Treasury Futures Constituent: 66.66%
⮚Trend Signal: Downward ⮚Volatility Signal: Less than or equal to 15%	Stable-Trending Down
⮚Trend Signal: Downward ⮚Volatility Signal: Greater than 15%	Unstable-Trending Down	Treasury Portfolio ⮚U.S. Equity Futures Constituent: 0.00% ⮚U.S. Treasury Futures Constituent: 100.00%

Once a Selected Portfolio has been selected, the Index will continue to have exposure to that Selected Portfolio until the Signals indicate that there has been a change in the Market Regime, at which point the Index exposure will be allocated to a different Selected Portfolio.  However, if the Trend Signal fails to meet a test of statistical significance, then a change in the Market Regime will not occur and the Selected Portfolio will not change even if the Signals would otherwise call for a change.  This test of statistical significance is described in more detail in the accompanying index supplement.

The Index includes a volatility-targeting feature, pursuant to which the Index may reduce its exposure to the Selected Portfolio if necessary in an attempt to maintain a volatility target of 5%.  On any Index Business Day, if the realized volatility of the current Selected Portfolio was greater than 5% over a look-back period of 21 Index Business Days, the Index will have less than 100% exposure to the Selected Portfolio.  The difference between 100% and the exposure that the Index has to the Selected Portfolio will be hypothetically allocated to cash and will accrue no interest or other return.

The performance of the Index will be reduced by an index fee of 0.85% per annum.

PS-3

Citigroup Global Markets Holdings Inc.

This section contains only a summary description of the Index and does not describe all of its important features in detail. Before investing in the securities, you should carefully review the more detailed description of the Index contained in the section “Description of the Citi Dynamic Asset Selector 5 Excess Return Index” in the accompanying index supplement.

The Index is subject to important risks, including the following:

●The Index is a trend-following index and is subject to the limitations inherent in all trend-following methodologies, including the fact that past performance is no guarantee of future performance.  Furthermore, the Index’s trend-following methodology may be unsuccessful even if past trends do prove to be indicative of future performance, because the Trend Signal may not accurately capture the trend or the Index may not change its Selected Portfolio quickly enough in response to changes in the Market Regime.

●Each Constituent is a futures-based index and is therefore expected to reflect the implicit cost of a financed position in its Reference Asset.  This implicit financing cost will adversely affect the level of each Constituent and cause each Constituent to underperform its Reference Asset.  Any increase in market interest rates will be expected to increase this implicit financing cost and will further adversely affect the performance of the Constituents and, therefore, the performance of the Index.

●The Index rules limit the exposure the Index may have to the U.S. Equity Futures Constituent and, as a result, the Index is likely to significantly underperform equities in rising equity markets.

●The Index will have significant exposure to the U.S. Treasury Futures Constituent, which has limited return potential and significant downside potential, particularly in times of rising interest rates.

●The volatility-targeting feature significantly reduces the potential for Index gains.  At any time when the Index has less than 100% exposure to the Selected Portfolio, the Index will participate in only a limited degree of the performance of the Selected Portfolio.

●The performance of the Index will be reduced by an index fee.  The index fee will place a drag on the performance of the Index, offsetting any appreciation of the Selected Portfolio, exacerbating any depreciation of the Selected Portfolio and causing the level of the Index to decline steadily if the value of the Selected Portfolio remains relatively constant.

●The Index was launched on June 13, 2016 and, therefore, has a limited performance history.

For more information about the important risks affecting the Index, you should carefully read the section “Summary Risk Factors—Key Risks Relating to the Index” in this pricing supplement and “Key Risks Relating to the Index” in the accompanying index supplement.

The Selected Portfolio is a hypothetical investment portfolio. There is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the Constituents.

PS-4

Citigroup Global Markets Holdings Inc.

Payout Diagram

The diagram below illustrates your payment at maturity for a range of hypothetical index returns.

Payout Diagram

◼ The Securities	◼ The Index

PS-5

Citigroup Global Markets Holdings Inc.

Hypothetical Examples

The examples below illustrate how to determine the payment at maturity on the securities, assuming the various hypothetical final index levels indicated below. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of what the actual payment at maturity on the securities will be. The actual payment at maturity will depend on the actual final index level.

The examples below are based on a hypothetical initial index level of 100.00 and do not reflect the actual initial index level. For the actual initial index level, see the cover page of this pricing supplement. We have used this hypothetical value, rather than the actual value, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial index level, and not this hypothetical value. For ease of analysis, figures below have been rounded.

Example 1—Upside Scenario. The final index level is 105.00, resulting in a 5.00% index return. In this example, the final index level is greater than the initial index level.

Payment at maturity per security = $1,000 + the return amount

= $1,000 + ($1,000 × the index return × the upside participation rate)

= $1,000 + ($1,000 × 5.00% × 175.00%)

= $1,000 + $87.50

= $1,087.50

In this scenario, the Index has appreciated from the initial index level to the final index level, and your total return at maturity would equal the index return multiplied by the upside participation rate.

Example 2—Par Scenario. The final index level is 95.00, resulting in a -5.00% index return. In this example, the final index level is less than the initial index level.

Payment at maturity per security = $1,000 + the return amount

= $1,000 + $0

= $1,000.00

In this scenario, the Index has depreciated from the initial index level to the final index level. As a result, the payment at maturity per security would equal the $1,000 stated principal amount per security and you would not receive any positive return on your investment.

PS-6

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the Index. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Notes” beginning on page IS-8 in the accompanying index supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

Key Risks Relating to the Securities

■You may not receive any return on your investment in the securities. You will receive a positive return on your investment in the securities only if the Index appreciates from the initial index level to the final index level. If the final index level is less than or equal to the initial index level, you will receive only the stated principal amount of $1,000 for each security you hold at maturity. As the securities do not pay any interest, even if the Index appreciates from the initial index level to the final index level, there is no assurance that your total return at maturity on the securities will be as great as could have been achieved on our conventional debt securities of comparable maturity.

■Although the securities provide for the repayment of the stated principal amount at maturity, you may nevertheless suffer a loss on your investment in real value terms if the Index declines or does not appreciate from the initial index level to the final index level. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive real return. This potential loss in real value terms is significant given the term of the securities. You should carefully consider whether an investment that may not provide for any return on your investment, or may provide a return that is lower than the return on alternative investments, is appropriate for you.

■The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

■Your payment at maturity depends on the closing level of the Index on a single day. Because your payment at maturity depends on the closing level of the Index solely on the valuation date, you are subject to the risk that the closing level of the Index on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested in another instrument linked to the Index that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of closing levels of the Index, you might have achieved better returns.

■The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

■The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

■Sale of the securities prior to maturity may result in a loss of principal. You will be entitled to receive at least the full stated principal amount of your securities, subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc., only if you hold the securities to maturity. The value of the securities may fluctuate during the term of the securities, and if you are able to sell your securities prior to maturity, you may receive less than the full stated principal amount of your securities.

■Because the securities provide for repayment of the principal amount at maturity regardless of the performance of the Index, you may not receive a meaningful incremental benefit from the Index’s volatility-targeting feature even though you will be subject to its significant drawbacks. One potential benefit of the Index’s volatility-targeting feature is that it may reduce the potential for large Index declines in volatile equity markets. However, that reduced potential for large Index declines comes at a price: as discussed in more detail below, the volatility-targeting feature is likely to significantly reduce the potential for Index gains in rising equity markets. Because the securities provide for repayment of the principal amount at maturity even if the Index experiences a large decline, any reduced potential for large Index declines resulting from the volatility-targeting feature may not provide a meaningful incremental benefit to an investor in the securities. Investors in the securities will, however, be fully subject to the drawbacks of the volatility-targeting feature, in the form of the reduced participation in rising equity markets and the other risks described below under “—Key Risks Relating to the

PS-7

Citigroup Global Markets Holdings Inc.

Index”. As a result, you should understand that any benefit you receive from the Index’s volatility-targeting feature may be outweighed by its drawbacks.

■The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

■The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the Index and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

■The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

■The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

■The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing level of the Index, the volatility of the closing level of the Index and a number of other factors, including general market interest rates, the time remaining to maturity of the securities and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the closing level of the Index may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

■Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

■Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the level of the Index. CGMI and other of our affiliates may publish research from time to time relating to the financial markets, any of the Constituents of the Index or the hypothetical investment methodology of the Index. Any research, opinions or recommendations provided by CGMI may influence the level of any Constituent of the Index, and they may be inconsistent with purchasing or holding the securities. CGMI and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the Constituents of the Index, the Index itself and the merits of investing in the securities.

PS-8

Citigroup Global Markets Holdings Inc.

■The level of a Constituent or of the Index may be affected by our or our affiliates’ hedging and other trading activities. In anticipation of the sale of the securities, we expect to hedge our obligations under the securities directly or through one of our affiliates, which may involve taking positions directly in the futures contracts underlying the Constituents of the Index or other instruments that may affect the levels of the Constituents of the Index. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before the valuation date, which may involve, among other things, us or our counterparties purchasing or selling such futures contracts or other instruments. This hedging activity on or prior to the pricing date could potentially affect the levels of the Constituents of the Index on the pricing date and, accordingly, potentially increase the initial index level, which may adversely affect your return on the securities. Additionally, this hedging activity during the term of the securities, including on or near the valuation date, could negatively affect the level of the Index and, therefore, adversely affect your payment at maturity on the securities. This hedging activity may present a conflict of interest between your interests as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which CGMI or, if applicable, any other entity may be willing to purchase your securities in a secondary market transaction.

We and our affiliates may also trade the futures contracts underlying the Constituents of the Index and/or other instruments that may affect the levels of the Constituents of the Index on a regular basis (taking long or short positions or both), for our or their accounts, for other accounts under management or to facilitate transactions, including block transactions, on behalf of customers. As with our or our affiliates’ hedging activity, this trading activity could affect the levels of the Constituents of the Index on the valuation date and, therefore, adversely affect the performance of the Index and the securities.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

■We and our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our or our affiliates’ business activities. We or our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the Reference Asset of the U.S. Equity Futures Constituent, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. We do not make any representation or warranty to any purchaser of the securities with respect to any matters whatsoever relating to our or our affiliates’ business with any such issuer. Moreover, if we or any of our affiliates are or become a creditor of any such issuer or otherwise enter into any transaction with any such issuer in the regular course of business, we or such affiliate may exercise any remedies against such issuer that are available to them without regard to the impact on your interests as a holder of the securities.

■The notes calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, CGMI, as notes calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the notes calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. Such judgments could include, among other things:

■determining whether a market disruption event exists on the valuation date with respect to any Constituent of the Index then included in the Index;

■if the Index Level is not published by the Index Calculation Agent or if a market disruption event exists with respect to any Constituent of the Index then included in the Index on the valuation date, determining the closing level of the Index with respect to that date, which may require us to make a good faith estimate of the closing level of one or both Constituents of the Index if the market disruption event is continuing on the Backstop Date; and

■selecting a Successor Index or performing an alternative calculation of the closing level of the Index if the Index is discontinued.

Any of these determinations made by our affiliate, in its capacity as notes calculation agent, may adversely affect any payment owed to you under the securities.

■Discontinuance of the Index could adversely affect the value of the securities. The Index Administrator is not required to publish the Index throughout the term of the securities. The Index Administrator may determine to discontinue the Index, among other reasons, as a result of the occurrence of a material Regulatory Event. See “Description of the Citi Dynamic Asset Selector 5 Excess Return Index” in the accompanying index supplement for more information. If the Index is discontinued, the notes calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is not precluded from considering other indices that are calculated and published by the notes calculation agent or any of its affiliates. Any such successor index may not perform favorably.

If the notes calculation agent does not select a successor index, then the closing level of the Index will be calculated from and after the time of discontinuance based solely on the Selected Portfolio tracked by the Index at the time of discontinuance, without any rebalancing after such discontinuance even if there is a change in the Market Regime. In such an event, the substitute level that is used as the closing level of the Index will cease to reflect the Index’s portfolio selection methodology and instead will track the performance of a fixed portfolio of notional assets, which will consist of the Selected Portfolio tracked by the Index (or the Selected Portfolio that would have been tracked by the Index but for the event that resulted in such discontinuance of the Index) immediately prior to such discontinuance. That level may perform unfavorably after the discontinuance. For example, if the Selected Portfolio at the time of discontinuance is the Treasury Portfolio, the substitute closing level of the Index will reflect only the performance of the treasury portfolio thereafter and will not reflect any exposure to the U.S. Equity Futures Constituent even if there is a bull market in equities. Alternatively, if the Selected Portfolio at the

PS-9

Citigroup Global Markets Holdings Inc.

time of discontinuance is the Equity-Focused Portfolio, the substitute closing level of the Index will reflect significant exposure to equities thereafter even if there is a significant equity market decline. In such an event, even though the Index will no longer apply its portfolio selection methodology, the index fee will continue to be deducted.

PS-10

Citigroup Global Markets Holdings Inc.

Key Risks Relating to the Index

The following is a summary of key risks relating to the Index. The summary below should be read together with the more detailed risk factors relating to the Index described in “Risk Factors Relating to the Notes” in the accompanying index supplement. The following discussion of risks should also be read together with the section “Description of the Citi Dynamic Asset Selector 5 Excess Return Index” in the accompanying index supplement, which defines and further describes a number of the terms and concepts referred to below.

■The Index may not be successful and may underperform alternative investment strategies. There can be no assurance that the Index will achieve positive returns. The Index tracks the hypothetical performance of a rules-based investment methodology that, based on signals, selects a hypothetical investment Portfolio (the Selected Portfolio) to track until the signals determine that a change in U.S. equity market conditions (or Market Regimes) has occurred. The performance of the Index over that period will depend on the performance of the Selected Portfolio over that time period, minus the index fee and subject to the Index’s volatility-targeting feature, all as more fully described in the accompanying index supplement. In general, if the Selected Portfolio appreciates over that period by more than the index fee, the level of the Index will increase, and if the Selected Portfolio depreciates over that period or appreciates by less than the index fee, the level of the Index will decrease. The performance of the Index may be less favorable than alternative investment strategies that could have been implemented, including an investment in a passive index fund.

■The Index’s Signal-based allocation methodology has significant limitations. The Index will allocate exposure to the U.S. Equity Futures Constituent and/or the U.S. Treasury Futures Constituent based on two backward-looking Signals measured on each Index Business Day: one based on the trend of the performance of the U.S. Equity Futures Constituent, measured by the linear regression methodology described in the accompanying index supplement, over a look-back period of 21 Index Business Days (the Trend Signal) and one based on the realized volatility of the U.S. Equity Futures Constituent over a look-back period of 63 Index Business Days (the Volatility Signal). Based on these Signals, the Portfolio tracked by the Index during any given period (the Selected Portfolio for that period) will be the Equity-Focused Portfolio, the Treasury Portfolio or the Intermediate Portfolio, each of which has a predetermined degree of exposure to the U.S. Treasury Futures Constituent and/or the U.S. Equity Futures Constituent.

■Limitations of the Trend Signal. The Index’s allocation methodology is premised on the assumption that, on an Index Business Day, the Trend Signal may provide an accurate indicator of the performance of the U.S. Equity Futures Constituent until the next Change in Market Regime (i.e., when the Signals indicate that another Selected Portfolio should be selected). In other words, the methodology assumes that the U.S. Equity Futures Constituent is likely to appreciate until the next Change in Market Regime if there is an upward Trend Signal. There is no guarantee that this will be the case, however. The Trend Signal is subject to a number of important limitations, including the following:

■Past performance may not predict future performance. On any given Index Business Day, the fact that the U.S. Equity Futures Constituent may have performed favorably over the prior 21 Index Business Days (approximately one month) does not necessarily mean that it will continue to perform favorably going forward. Future market conditions may differ from past market conditions, and the conditions that may have caused the favorable performance over the prior month may no longer exist.

■Markets may be efficient. Past appreciation may not necessarily be an indicator of future appreciation even if future market conditions do not differ materially from past market conditions. The efficient market hypothesis, a well-known theory in academic financial literature, states that the market is efficient and that current asset prices reflect all available relevant information. If true, the efficient market hypothesis implies that any perceived historical trend in the performance of the U.S. Equity Futures Constituent should not be an accurate predictor of its future performance. If the past performance of the U.S. Equity Futures Constituent proves not to be an accurate indicator of its actual performance over the next period, then the Index’s trend-following allocation methodology may perform poorly.

■Time lag. The Trend Signal measures the performance of the U.S. Equity Futures Constituent over the last month and therefore suffers from a time lag, which may cause it to be late both in signaling an allocation to the U.S. Equity Futures Constituent and in signaling an allocation away from the U.S. Equity Futures Constituent. The Index determines the trend of the U.S. Equity Futures Constituent based on its levels over an observation period of 21 Index Business Days. If the trend in the performance of the U.S. Equity Futures Constituent changes, it may be a significant period of time before the Trend Signal reflects the change. As a result of this time lag, the Trend Signal may signal an allocation to the U.S. Equity Futures Constituent long after the U.S. Equity Futures Constituent begins to decline, potentially resulting in a significant decline in the level of the Index over a significant period of time. Alternatively, the Trend Signal may not identify the U.S. Equity Futures Constituent as being in an upward trend until long after the upward trend began. By the time the Trend Signal finally signals an allocation to the U.S. Equity Futures Constituent, the trend may already have run its course, and a period of decline may even have already begun. Because the Trend Signal may signal an allocation to the U.S. Equity Futures Constituent after it has already been trending upward for a significant period of time, the Trend Signal may effectively reflect a “buy high” strategy; and because the Trend Signal may signal an allocation away from the U.S. Equity Futures Constituent only after it has already been trending downward for a significant period of time, it may effectively reflect a “sell low” strategy. This combination of buying high and selling low may result in poor Index performance.

■Measurement error. Even if the historical trend in the level of the U.S. Equity Futures Constituent proves to be a predictor of the future performance of the U.S. Equity Futures Constituent, the way in which the Index measures the trend may not effectively capture it. For example, the Index uses a fixed rule for determining whether the U.S. Equity Futures Constituent is deemed to be in an upward trend or a downward trend: if the straight line that results from a linear regression of the levels of the U.S. Equity Futures Constituent (expressed logarithmically) on each of the Index Business Days in the relevant look-back period slopes upward, the Index interprets that as an indicator of an upward trend, and if that line slopes downward, the Index interprets that as an indication of a downward trend. If the U.S. Equity Futures Constituent appreciated during the first half of that period and then depreciated over the next half – but the depreciation was not quite as pronounced as the appreciation – the Index may identify an upward trend even though the most recent trend has been downward. In addition, the Index will not change its Selected Portfolio if the Trend Signal is not deemed to be statistically significant, even if the Signals would otherwise call for a change. The Index

PS-11

Citigroup Global Markets Holdings Inc.

also uses an arbitrary cut-off, which may not be the optimal cut-off to use for the Index, for determining whether the Trend Signal is statistically significant or not. Any fixed rule for determining whether the U.S. Equity Futures Constituent is in an upward or downward trend and whether such trend will signal a Change in Market Regime will necessarily be a blunt tool and, accordingly, may have a high rate of inaccuracy. The particular ways in which the Index operates may produce a lower return than other rules that could have been adopted for the identification of the trend in the level of the U.S. Equity Futures Constituent or its statistical significance. There is nothing inherent in the particular methodology used by the Index that makes it a more or less accurate predictor of a trend. It is possible that the rules used by the Index may not identify the trend as effectively as other rules that might have been adopted, or at all.

■Whipsaws. Trend-following methodologies may perform particularly poorly in “choppy” markets, where they may be subject to “whipsaws.” Choppy markets are characterized by short-term volatility and the absence of consistent long-term performance trends. In choppy markets, whipsaws occur when the market reverses and does the opposite of what is indicated by past performance. The Index may experience a significant decline in these market conditions because, for example, if the Index identifies the U.S. Equity Futures Constituent as being in an upward trend (and the realized volatility of the U.S. Equity Futures Constituent over the relevant look-back period is less than or equal to 15%), the Selected Portfolio tracked by the Index will provide more exposure to the U.S. Equity Futures Constituent than any other possible Portfolio. If, after being allocated exposure, the U.S. Equity Futures Constituent suddenly declines significantly, the level of the Index may also decline significantly.

■Mean reversion. The Trend Signal is particularly likely to be ineffective if the U.S. Equity Futures Constituent exhibits mean reversion tendencies. Mean reversion is the theory that asset prices tend to fluctuate around, and revert to, a particular level (the “mean”) over time. If the U.S. Equity Futures Constituent exhibits a high degree of mean reversion, its level may increase for a sufficient period of time to cause the Trend Signal to identify it as being in an upward trend, but then rapidly fall back toward its long-term mean after the Index allocates exposure to it, leading to declines in the level of the Selected Portfolio and therefore declines in the level of the Index.

■Limitations of the Volatility Signal. The Volatility Signal is based on the assumption that the volatility of the U.S. Equity Futures Constituent over a look-back period of 63 Index Business Days (approximately three months) may be an indicator of future volatility of the U.S. Equity Futures Constituent. Based on this assumption, on a Selection Date, the Index will determine to allocate the most exposure to the U.S. Equity Futures Constituent when the Volatility Signal is less than 15% (and if there is an upward Trend Signal). There is no guarantee that this assumption will be correct, however. The Volatility Signal is subject to significant limitations, including the following:

■Time lag. The Volatility Signal measures volatility over the last three months and therefore suffers from a time lag, which may cause it to be late both in signaling an allocation to the U.S. Equity Futures Constituent and in signaling an allocation away from the U.S. Equity Futures Constituent. The Index determines the volatility of the U.S. Equity Futures Constituent over a look-back period of 63 Index Business Days. If the volatility of the U.S. Equity Futures Constituent changes, it may be a significant period of time before the Volatility Signal reflects the change. As a result of this time lag, the Volatility Signal may signal an allocation to the U.S. Equity Futures Constituent long after the U.S. Equity Futures Constituent has become increasingly volatile, which can result in a significant decline in the level of the Index over a significant period of time. Alternatively, the Volatility Signal may not identify the volatility of the U.S. Equity Futures Constituent as being low until long after volatility decreased. By the time the Volatility Signal finally signals an allocation to the U.S. Equity Futures Constituent, the volatility may have increased again. This may result in poor Index performance.

■Historical measure. The 63-Day Realized Volatility measure used by the Index is a historical measure of volatility and does not reflect volatility going forward. Realized volatility is not the same as implied volatility, which is an estimation of future volatility and may better reflect market expectations.

■The performance of each Constituent is expected to be reduced by an implicit financing cost and any increase in this cost will adversely affect the performance of the Index. Each Constituent is a futures-based index. As a futures-based index, each Constituent is expected to reflect not only the performance of its corresponding Reference Asset (the S&P 500® Index in the case of the U.S. Equity Futures Constituent and 10-year U.S. Treasury Notes in the case of the U.S. Treasury Futures Constituent), but also the implicit cost of a financed position in that Reference Asset. The cost of this financed position will adversely affect the level of each Constituent and, therefore, the Index. Any increase in market interest rates will be expected to further increase this implicit financing cost and will increase the negative effect on the performance of the Constituents and, therefore, the performance of the Index. Because of this implicit financing cost, the U.S. Equity Futures Constituent will underperform the total return performance of the S&P 500® Index and the U.S. Treasury Futures Constituent will underperform a direct investment in 10-Year U.S. Treasury Notes.

We estimate that, in the period since January 1, 2006, this implicit financing cost has been as high as 7.03% per annum for the U.S. Equity Futures Constituent and as high as 6.77% per annum for the U.S. Treasury Futures Constituent. The implicit financing cost in the future will vary, particularly in response to changes in market interest rates, and may equal or exceed these levels. If the Reference Asset for a Constituent does not achieve returns that are at least as great as the implicit financing cost, the level of the Constituent will decline, even if the Reference Asset has appreciated. Even if the Reference Asset for a Constituent does achieve returns that exceed the implicit financing cost, the Constituent will achieve positive returns only to the extent that the positive returns of the Reference Asset exceed the implicit financing cost. If the Reference Asset for a Constituent declines, the implicit financing cost will exacerbate the decline in the level of the Constituent. We have estimated the implicit financing cost for each Constituent set forth in this paragraph based on a comparison of rolling 1-year returns of each Constituent with rolling 1-year returns of its Reference Asset.

■The Index rules limit the exposure the Index may have to the U.S. Equity Futures Constituent, and, as a result, the Index is likely to significantly underperform equities in rising equity markets. In no event will the weight of the U.S. Equity Futures Constituent exceed 66.66%, and in two of the three possible Portfolios, the weight of the U.S. Equity Futures Constituent will only be either 33.33% or 0%. In addition, the Index uses 15% as a threshold for elevated volatility, which is not unusually elevated from a historical perspective and may

PS-12

Citigroup Global Markets Holdings Inc.

result in reduced or eliminated exposure to the U.S. Equity Futures Constituent at a time when equity markets are in fact relatively stable and rising. Furthermore, even at a time when the Selected Portfolio is the Equity-Focused Portfolio, the Index’s volatility-targeting feature may result in significantly reduced Index exposure to the Selected Portfolio (and, in turn, to the U.S. Equity Futures Constituent) because the Equity-Focused Portfolio is likely to have a realized volatility significantly exceeding 5%. As a result, the Index is likely to significantly underperform the U.S. Equity Futures Constituent in rising equity markets.

■The Index’s allocation methodology may not be successful if the U.S. Equity Futures Constituent and the U.S. Treasury Futures Constituent decline at the same time. The Index’s allocation methodology is premised on the U.S. Equity Futures Constituent and the U.S. Treasury Futures Constituent being either uncorrelated or inversely correlated. The thesis underlying the Index’s allocation methodology is that, if the Index determines that the U.S. Equity Futures Constituent is likely to decline, the Index may avoid losses and even potentially generate positive returns by allocating exposure to the U.S. Treasury Futures Constituent instead of the U.S. Equity Futures Constituent. If, however, the U.S. Treasury Futures Constituent also declines, then the Index will decline regardless of whether its exposure is allocated to the U.S. Equity Futures Constituent or the U.S. Treasury Futures Constituent. If the U.S. Equity Futures Constituent and the U.S. Treasury Futures Constituent tend to decline at the same time—in other words, if they prove to be positively correlated—the Index’s allocation methodology will not be successful, and the Index may experience significant declines.

■The Index will have significant exposure to the U.S. Treasury Futures Constituent, which has limited return potential and significant downside potential, particularly in times of rising interest rates. The U.S. Treasury Futures Constituent will be included in all three of the possible Portfolios, and in two of the three possible Portfolios it will be either 66.66% or 100% of the weight of that Portfolio. Accordingly, the Index will always be significantly allocated, and will frequently be predominantly or even 100% allocated, to the U.S. Treasury Futures Constituent. U.S. Treasury notes are generally viewed as low risk, low reward assets. Accordingly, the U.S. Treasury Futures Constituent offers only limited return potential, which in turn limits the return potential of the Index. Although U.S. Treasury notes themselves are generally viewed as safe assets, the U.S. Treasury Futures Constituent tracks the value of a futures contract on 10-Year U.S. Treasury Notes, which may be subject to significant fluctuations and declines. In particular, the value of a futures contract on 10-Year U.S. Treasury Notes is likely to decline if there is a general rise in interest rates. A general rise in interest rates is likely to lead to particularly large losses on the U.S. Treasury Futures Constituent because, in addition to reducing the value of the underlying U.S. Treasury notes, the rise in interest rates will increase the implicit financing cost discussed above.

You should understand that the futures contract underlying the U.S. Treasury Futures Constituent provides exposure to U.S. Treasury notes with a remaining maturity of at least 6.5 years and an original maturity not exceeding 10 years, all of which we refer to collectively as “10-Year U.S. Treasury Notes”. It is important to note that the remaining maturity of the U.S. Treasury notes underlying the 10-Year U.S. Treasury Note futures contract may be as short as 6.5 years. The price and yield performance of a U.S. Treasury note with a 6.5-year remaining maturity may differ significantly from that of a U.S. Treasury note with a 10-year remaining maturity. For example, an increase in market interest rates is expected to affect the performance of U.S. Treasury notes with a remaining maturity of 6.5 years differently than the performance of U.S. Treasury notes with a remaining maturity of 10 years. As a result, the performance of the U.S. Treasury Futures Constituent may be significantly different than it would be if it were instead based solely on the “on-the-run” 10-Year U.S. Treasury note (i.e., the most recently issued U.S. Treasury note with an original maturity of 10 years).

■The Index fee will adversely affect Index performance. An index fee of 0.85% per annum is deducted in the calculation of the Index. The index fee will place a drag on the performance of the Index, offsetting any appreciation of the Selected Portfolio, exacerbating any depreciation of the Selected Portfolio and causing the level of the Index to decline steadily if the value of the Selected Portfolio remains relatively constant. The Index will not participate in any appreciation of the Selected Portfolio unless it is sufficiently great to offset the negative effects of the index fee, and then only to the extent that the favorable performance of the Selected Portfolio is greater than the index fee (and subject to the volatility-targeting feature). As a result of this deduction, the level of the Index may decline even if the Selected Portfolio appreciates.

■The Index may fail to maintain its volatility target and may experience large declines as a result. The Index adjusts its exposure to the Selected Portfolio as often as daily in an attempt to maintain a volatility target of 5%. If the volatility of the Selected Portfolio increases, the Index will reduce its exposure to the Selected Portfolio to the extent necessary to maintain a trailing 21-Day Realized Volatility of 5%. However, because this exposure adjustment is backward-looking, based on realized volatility over a prior period of 21 Index Business Days, there may be a time lag of several weeks before a sudden increase in volatility of the Selected Portfolio is sufficiently reflected in the trailing 21-Day Realized Volatility measure to result in a meaningful reduction in exposure to the Selected Portfolio. In the meantime, the Index may experience significantly more than 5% volatility and, if the increase in volatility is accompanied by a decline in the value of the Selected Portfolio, the Index may incur significant losses.

■The volatility-targeting feature is likely to cause the Index to significantly underperform the Selected Portfolio in rising equity markets. The performance of the Index will be based on the performance of the Selected Portfolio, but only to the extent that the Index has exposure to the Selected Portfolio. The Index will have less than 100% exposure to the Selected Portfolio at any time when the 21-Day Realized Volatility of the Selected Portfolio is greater than the Index’s volatility target of 5%. The Index attempts to select the Equity-Focused Portfolio to be the Selected Portfolio during rising equity markets. The volatility of the Equity-Focused Portfolio is likely to be greater than the volatility target of 5% because the Equity-Focused Portfolio has 66.66% exposure to the U.S. Equity Futures Constituent, and based on historical data the volatility of the U.S. Equity Futures Constituent is likely to be significantly greater than 5%. As a result, at any time where the Selected Portfolio is the Equity-Focused Portfolio (if past patterns hold), the Index is likely to have less than 100% exposure to the performance of that Selected Portfolio. An exposure of less than 100% would mean that the Index will participate in only a limited degree of the performance of the Selected Portfolio, and the difference between 100% and that exposure would be hypothetically allocated to cash, on which no interest or other return will accrue. Limited exposure to the performance of the Selected Portfolio means that the Index is likely to underperform the Selected Portfolio in rising equity markets. The index fee will exacerbate this underperformance.

PS-13

Citigroup Global Markets Holdings Inc.

■A significant portion of the Index may be hypothetically allocated to cash, which may dampen returns. At any time when the Index has less than 100% exposure to the Selected Portfolio, a portion of the Index (corresponding to the difference between the exposure to the Selected Portfolio and 100%) will be hypothetically allocated to cash and will not accrue any interest or other return. A significant hypothetical allocation to cash will significantly reduce the Index’s potential for gains. In addition, the index fee will be deducted from the entire Index, including the portion hypothetically allocated to cash. As a result, after taking into account the deduction of the index fee, any portion of the Index that is hypothetically allocated to cash will experience a net decline at a rate equal to the index fee.

■The volatility-targeting feature may cause the Index to perform poorly in temporary market crashes. A temporary market crash is an event in which the volatility of the Selected Portfolio spikes suddenly and the Selected Portfolio declines sharply in value over a short period of time, but the decline is short-lived and the Selected Portfolio soon recovers its losses. In this circumstance, although the value of the Selected Portfolio after the recovery may return to its value before the crash, the level of the Index may not fully recover its losses. This is because of the time lag that results from using a look-back period of 21 Index Business Days as the basis for the Index’s volatility-targeting feature. Because of the time lag, the Index may not meaningfully reduce its exposure to the Selected Portfolio until the crash has already occurred, and by the time the reduced exposure does take effect, the recovery may have already begun. For example, if the Index has 50% exposure to the decline in the Selected Portfolio, and then reduces its exposure so that it has only 20% exposure to the recovery, the Index will end up significantly lower after the crash and recovery than it was before the crash.

■The performance of the Index will be highly sensitive to the specific parameters by which it is calculated. The Index is calculated pursuant to a rules-based methodology that contains a number of specific parameters. These parameters will be significant determinants of the performance of the Index.

■The Index will be calculated pursuant to a set of fixed rules and will not be actively managed. If the Index performs poorly, the Index Administrator will not change the rules in an attempt to improve performance. If the rules-based investment methodology tracked by the Index performs poorly, the Index Administrator will not change the rules in an attempt to improve performance.

■The Index has limited actual performance information. The Index launched on June 13, 2016. Accordingly, the Index has limited actual performance data. Because the Index is of recent origin with limited performance history, an investment linked to the Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s hypothetical investment methodology. However, any historical performance of the Index is not an indication of how the Index will perform in the future.

■Hypothetical back-tested Index performance information is subject to significant limitations. All information regarding the performance of the Index prior to June 13, 2016 is hypothetical and back-tested, as the Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

■The Index Administrator developed the rules of the Index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

■The hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information are not necessarily representative of the market conditions that will exist in the future.

■Because the Constituents were not published during the entire period for which the Index Administrator has prepared hypothetical back-tested Index performance information, the hypothetical back-tested Index levels have been calculated by the Index Administrator based in part on hypothetical back-tested levels of the Constituents that were prepared by the index sponsor of the Constituents. The Index Administrator is not aware of the assumptions made by the index sponsor of the Constituents when it calculated the hypothetical back-tested index levels for the Constituents.

It is impossible to predict whether the Index will rise or fall. The actual future performance of the Index may bear no relation to the historical or hypothetical back-tested levels of the Index.

■The Index Administrator, which is our affiliate, and the Index Calculation Agent may exercise judgments under certain circumstances in the calculation of the Index. Although the Index is rules-based, there are certain circumstances under which the Index Administrator or Index Calculation Agent may be required to exercise judgment in calculating the Index as described in more detail in “Description of the Citi Dynamic Asset Selector 5 Excess Return Index” in the accompanying index supplement.

In exercising these judgments, the Index Administrator’s status as our affiliate may cause its interests to be adverse to yours. The Index Administrator and Index Calculation Agent are not your fiduciaries and are not obligated to take your interests into account in calculating the Index. Any actions taken by the Index Administrator or Index Calculation Agent in calculating the level of the Index could adversely affect the performance of the Index.

■Investors in the securities will not have any ownership or other interest in the futures contracts underlying the Constituents. The Selected Portfolio is described as a hypothetical investment portfolio because there is no actual portfolio of assets to which any investor is entitled or in which any investor has any ownership or other interest. The Index is merely a mathematical calculation that is performed by reference to hypothetical positions in the Constituents included in the Selected Portfolio, and the other Index rules, and each Constituent is merely a mathematical calculation that is performed by reference to hypothetical positions in the futures contracts included in such Constituent.

PS-14

Citigroup Global Markets Holdings Inc.

Hypothetical Back-Tested and Historical Index Performance Information

This section contains hypothetical back-tested performance information for the Index. All Index performance information prior to June 13, 2016 is hypothetical and back-tested, as the Index did not exist prior to that date. Hypothetical back-tested Index performance information is subject to significant limitations. The Index Administrator developed the Index rules with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused the Index to perform had it existed during the hypothetical back-tested period. The fact that the Index generally appreciated over the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology. Furthermore, the hypothetical back-tested performance of the Index might look different if it covered a different historical period. The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

The hypothetical back-tested Index performance information has been calculated by the Index Administrator. The S&P 500 Futures Excess Return Index was not published prior to August 11, 2010 and the S&P 10-Year U.S. Treasury Note Futures Index was not published prior to March 28, 2011. For the periods before the Constituents were first published, the index sponsor of the Constituents prepared hypothetical back-tested index levels for each Constituent. The hypothetical back-tested Index levels have been calculated by the Index Administrator by applying the Index methodology to the actual Constituent Closing Levels of the Constituents for the periods since their initial publication and to the hypothetical back-tested index levels of the Constituents prepared by the index sponsor of the Constituents for the periods prior to their initial publication. The Index Administrator is not aware of the assumptions made by the index sponsor of the Constituents when it calculated the hypothetical back-tested index levels for the Constituents.

Accordingly, the hypothetical back-tested Index performance information, to the extent that it utilizes hypothetical back-tested data of the Constituents, may not reflect how the Index would have performed had the Constituents existed during the relevant time period. See “Description of the Citi Dynamic Asset Selector 5 Excess Return Index—Hypothetical Back-Tested Index Performance Information” in the accompanying index supplement for more information.

It is impossible to predict whether the Index will rise or fall. By providing the hypothetical back-tested and historical Index performance information below, we are not representing that the Index is likely to achieve gains or losses similar to those shown. In fact, there are frequently sharp differences between hypothetical performance results and the actual results subsequently achieved by any particular investment. One of the limitations of hypothetical performance information is that it did not involve financial risk and cannot account for all factors that would affect actual performance. The actual future performance of the Index may bear no relation to the hypothetical back-tested or historical performance of the Index.

Hypothetical Back-Tested and Historical Index Performance

The graph below depicts the hypothetical back-tested performance of the Index for the period from January 1, 2006 to June 12, 2016 and historical Index performance for the period from June 13, 2016 to August 25, 2026.

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Citi Dynamic Asset Selector 5 Excess Return Index

On August 25, 2026 the closing level of the Index was 230.84.

The graph below illustrates the hypothetical back-tested composition of the Selected Portfolio by Constituent, based on the target percentage weight of each Constituent included in the Selected Portfolio as of the relevant Rebalancing Date, from January 1, 2006 to June 12, 2016. The historical composition of the Selected Portfolio, determined in the same way, is shown for the period from June 13, 2016 to August 25, 2026. The graph does not indicate the percentage weight of the Constituents in the Index, which would depend not only on the percentage weight in the Selected Portfolio but also on the degree of exposure (between 0% and 100%) that the Index had to the performance of the Selected Portfolio during the periods shown. At any time when the exposure of the Index to the performance of the Selected Portfolio was less than 100%, the Index would have had a

PS-15

Citigroup Global Markets Holdings Inc.

hypothetical cash allocation (accruing no interest or other return, but subject to the index fee) to the extent of the difference between the exposure and 100%. The hypothetical back-tested compositions of the Selected Portfolio shown below are subject to the significant limitations on hypothetical back-tested Index information discussed above. The hypothetical back-tested and historical compositions alike may not be indicative of the future compositions of the Selected Portfolio.

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Exposure
Live Date
13-Jun-2016
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U.S. Treasury Futures Constituent
U.S. Equity Futures Constituent

The following graph indicates the hypothetical back-tested rolling 21-Day Realized Volatility and the exposure that the Index has to the performance of the Selected Portfolio at any time from January 1, 2006 to June 12, 2016. The historical rolling 21-Day Realized Volatility and the exposure are shown for the period from June 13, 2016 to August 25, 2026. The hypothetical back-tested 21-Day Realized Volatility and past exposure levels of the Index shown below are subject to the significant limitations on hypothetical back-tested Index information discussed above. The hypothetical back-tested and historical data alike may not be indicative of future volatility and exposure levels.

100%
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Exposure
20%
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Volatility
Live Date
13-Jun-2016
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Exposure
21-Day Volatility
Target Volatility

Comparative Information

The graph below depicts the hypothetical back-tested performance of the Index for the period from January 1, 2006 to June 12, 2016 and historical Index performance for the period from June 13, 2016 to August 25, 2026. For information purposes, the graph also depicts the performance of an excess return version of the S&P 500 Index and an excess return version of the Barclays U.S. Aggregate Bond Index (a bond index that is intended to track the total U.S. investment grade bond market) since January 1, 2006. The excess return versions of each of the S&P 500 Index and the Barclays U.S. Aggregate Bond Index have been calculated by the Index Administrator by subtracting from the published daily performance of the total return versions of each a notional rate equal to 3-month U.S. dollar LIBOR as in effect as of the prior calendar month end.

PS-16

Citigroup Global Markets Holdings Inc.

Normalized Index Level (Rebased to 100 on Jan 3, 2006)
600.00
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Live Date
13-Jun-2016
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Citi Dynamic Asset Selector 5 ER Index
S&P 500 ER Index
Barclays US Aggregate Bond ER Index

The relationship between the performance of the Index and the performance of the other indices shown in the graph above is not an indication of how the performance of the Index may compare to the performance of these other indices in the future. By including performance information for these other indices, no suggestion is made that these are the only alternative indices to which the hypothetical back-tested performance of the Index should be compared. You should independently evaluate an investment linked to the Index as compared to other investments available to you. In particular, you should note that the comparison in the graph above is against the “excess return” performance of the other indices, which reflects the performance of a hypothetical investment in these other indices made with borrowed funds and thus bears a hypothetical interest cost. You should note that an investment linked to these other indices that is not made with borrowed funds would not be reduced by any interest cost. Accordingly, the performance of the other indices shown in the graph above is less than the performance that could be achieved by a fully funded direct investment (i.e., an investment not made with borrowed funds) in these other indices (or a related index fund).

Using the same information as the graph above, the table below shows the annualized (annually compounded) performance of the Index as compared to excess return versions of the S&P 500 Index and the Barclays U.S. Aggregate Bond Index for the last year, for the last three years and for the last five years.

	Citi Dynamic Asset Selector 5 Excess Return Index	S&P 500 Index (ER)	Barclays U.S. Aggregate Bond Index (ER)
Last 1 Year (since August 29, 2025)	0.2%	14.7%	-2.4%
Last 3 Years (since August 31, 2023)	1.7%	15.0%	-1.0%
Last 5 Years (since August 31, 2021)	-1.1%	8.1%	-4.3%

PS-17

Citigroup Global Markets Holdings Inc.

United States Federal Income Tax Considerations

In the opinion of our counsel, Davis Polk & Wardwell LLP, the securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying index supplement called “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments,” and the remaining discussion is based on this treatment.

If you are a U.S. Holder (as defined in the accompanying index supplement), you will be required to recognize interest income during the term of the securities at the “comparable yield,” which generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the securities, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the securities. We are required to construct a “projected payment schedule” in respect of the securities representing a payment the amount and timing of which would produce a yield to maturity on the securities equal to the comparable yield. Assuming you hold the securities until their maturity, the amount of interest you include in income based on the comparable yield in the taxable year in which the securities mature will be adjusted upward or downward to reflect the difference, if any, between the actual and projected payment on the securities at maturity as determined under the projected payment schedule.

Upon the sale, exchange or retirement of the securities prior to maturity, you generally will recognize gain or loss equal to the difference between the proceeds received and your adjusted tax basis in the securities. Your adjusted tax basis will equal your purchase price for the securities, increased by interest previously included in income on the securities. Any gain generally will be treated as ordinary income, and any loss generally will be treated as ordinary loss to the extent of prior interest inclusions on the security and as capital loss thereafter.

We have determined that the comparable yield for a security is a rate of    %, compounded semi-annually, and that the projected payment schedule with respect to a security consists of a single payment of $    at maturity.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the securities.

Non-U.S. Holders. Subject to the discussions below regarding Section 871(m) and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “—FATCA” in the accompanying index supplement, if you are a Non-U.S. Holder (as defined in the accompanying index supplement) of the securities, under current law you generally will not be subject to U.S. federal withholding or income tax in respect of any payment on or any amount received on the sale, exchange or retirement of the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements. See “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying index supplement for a more detailed discussion of the rules applicable to Non-U.S. Holders of the securities.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents Under Section 871(m) of the Code” in the accompanying index supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”) or indices that include Underlying Securities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an Internal Revenue Service (“IRS”) notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding under Section 871(m) based on the circumstances as of that date.

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying index supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $25.00 for each security sold in this offering. The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $25.00 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its

PS-18

Citigroup Global Markets Holdings Inc.

subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing level of the Index and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2026 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

PS-19